UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2010 (November 4, 2010)

National Health Investors, Inc.
(Exact name of Registrant as specified in its charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-10822	62-1470956
(Commission File No.)	(IRS Employer
Identification Number)

222 Robert Rose Drive
Murfreesboro, TN 37129
(Address of principal executive offices, including zip code)

(615) 890-9100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 8.01.  Other Events..

On November 4, 2010, National Health Investors, Inc. announced that it has closed on a $50 million term loan and a new $50 million revolving credit facility with Regions Bank that replaces a $100 million credit facility maturing in February 2011.  A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits.

Exhibit Index

Number	Exhibit
99 .1	Press Release announcing $100 Million 5-Year Term Loan and 3-Year Credit Facility, dated November 4, 2010.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Health Investors, Inc.

By: /s/Roger R. Hopkins
Name: Roger R. Hopkins
Title: Chief Accounting Officer

Date: November 4, 2010